EXHIBIT 10.3

                LICENCE AGREEMENT DATED OCTOBER 14, 1999 BETWEEN
                ANUTECH PTY LTD. AND PRAXIS PHARMACEUTICALS INC.


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                            PRAXIS PHARMACEUTICALS INC.



                                        and



                                ANUTECH PTY LIMITED







                         ----------------------------------

                                 LICENCE AGREEMENT

                         ----------------------------------









                                                     PRAXIS Pharmaceuticals Inc.
                                                                    GPO Box 1978
                                                              Canberra, ACT 2601
                                                                       Australia
                                                             Tel: (02) 6249 2939
                                                             Fax: (02) 6279 9758



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                                TABLE OF CONTENTS



1.    DEFINITIONS AND INTERPRETATION.......................................1

2.    GRANT OF LICENCE.....................................................4

3.    LICENCE CONSIDERATION................................................4

4.    LICENCE TERM.........................................................4

5.    PERFORMANCE OF PRAXIS................................................4

6.    RIGHT TO SUBLICENSE..................................................5

7.    GST..................................................................5

8.    OWNERSHIP............................................................6

9.    PROTECTION OF PATENTS................................................6

10.   INFRINGEMENT AND ENFORCEMENT OF PATENTS..............................7

11.   REPORTS, PAYMENTS AND ACCOUNTING.....................................7

12.   CONFIDENTIALITY......................................................8

13.   PUBLICATION..........................................................9

14.   USE OF NAME..........................................................9

15.   INDEMNITY AND INSURANCE..............................................9

16.   WARRANTIES..........................................................10

17.   ASSIGNMENT, TRANSFER................................................11

18.   TERMINATION.........................................................11

19.   MISCELLANEOUS PROVISIONS............................................12

20.   TERMINATION OF LICENCE AND RESEARCH & DEVELOPMENT AGREEMENT.........15

21.   SCHEDULE 1 - ANU Intellectual Property..............................17



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ANUTECH Pty Ltd                                   Praxis Pharmaceuticals Inc

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THIS AGREEMENT IS MADE ON THE 14TH DAY OF OCTOBER 1999

BETWEEN:

          ANUTECH PTY LIMITED, ACN 008 548 650 with its registered office at ANUTECH Court, Cnr Barry Drive and Daley Road, Acton, Australian Capital Territory, Australia 2601 ("ANUTECH").


 AND:PRAXIS PHARMACEUTICALS INC., a company incorporated in Utah with its office at Suite 600, 595 Hornby Street, Vancouver, BC, Canada ("Praxis").

RECITALS:

A.      Praxis was incorporated on 20 June 1997 with the intention that it raise
        capital,  acquire  intellectual  property  and  research,   develop  and
        commercialise pharmaceuticals.

B. ANU possesses intellectual property in the area of phosphosugars and their analogues as anti-inflammatory agents.

C. Praxis wishes to license the ANU intellectual property in order to undertake further research and development and commercialisation of the intellectual property.

D. In accordance with the terms and conditions set forth in this agreement, ANUTECH is willing to grant such a licence to Praxis with its term dependant on Praxis achieving research and commercialisation milestones.

E. ANUTECH is the commercial subsidiary of the ANU and regularly provides services to its clients by engaging the services of the ANU.

IT IS AGREED AS FOLLOWS:


DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless there is something inconsistent with the context, the following terms and expressions shall have the following meanings:

        "AFFILIATE" means, in relation to a person, the person's related bodies corporate (within the meaning of the Corporations Law), entities who are partners or joint venturers of or trustees for the person or with whom the person is acting in concert and the directors agents, officers and employees of the person or any of those related bodies corporate or entities.

        "ANU INTELLECTUAL PROPERTY" means the following intellectual property owned by the ANU:

        (a) Intellectual   Property  in  relation  to  phosphosugars  and  their
            anti-inflammatory activity; and

        (b) the patents and patent applications set out in Schedule 1, including
            all  divisions,  continuations,   continuations-in-part,   renewals,
            extensions and additions thereof.

        "COMMENCEMENT DATE" means the           day of            1999.

        "CONFIDENTIAL INFORMATION" means any information whether written, oral, electronic or in any other form which is disclosed by a party or its representatives, is claimed as

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ANUTECH Pty Ltd                                   Praxis Pharmaceuticals Inc

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        confidential  to  itself  and  which  relates  to the  ANU  Intellectual
        Property, Research, Results, Products, Agreement and business of the parties. It includes all copies and notes generated from the disclosure but does not include information which:

       (a)  is in the public domain at the time of disclosure;

       (b) becomes a part of the public domain after disclosure, otherwise than as a result of any unauthorised activity and/or omission on the part of the recipient;

       (c) the recipient can prove is already in its own possession at the time of disclosure and which was not acquired from the other party directly or indirectly;

       (d) is rightfully acquired from a third party who did not obtain it under an obligation of confidentiality; or

       (e) is legally required to be disclosed - the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions are available.

        "DOLLAR", "DOLLAR" OR "$" means Australian dollars unless otherwise indicated.

        "FIELD" means the use of phosphosugars as neutriceuticals, complementary medicines or cosmetics for the treatment of any applicable condition and expressly excludes:

        (a) the use of phosphosugars as ethical therapeutics; and

        (b) topical    application    for   wound   care;   and

        (c) use of fructose-1,6-diphosphate, administered non-topically, for the treatment or prophylaxis of ischaemic disorders in humans, which includes transplantation and immunosuppression.

        "GST" means a tax on goods and services as defined by Commonwealth legislation.

        "INTELLECTUAL PROPERTY" shall mean all intellectual property rights and includes:

        (a) Trade Marks: means any trade mark or trade name whether registered or not under, or by reference to which, a product or service is known;

        (b) Patents: meaning any patents or patent applications including all divisions, continuations, renewals, extensions and patents of addition thereof which have been or are in the future filed and granted as a patent;

        (c) Copyright subsisting in any form or manner whether written or stored in any form (whether visible or not) including without limitation brochures, design logos, insignia, computer programs, software, firmware and hardware;

        (d) Designs (whether or not registered); and

        (e) Know-How: meaning the unpatented, technical information, processes, formulae, technical and technological documentation, reports, computer programs, biological materials, procedures or methods, all current and accumulated knowledge, skills and experience.

        "NET SALES" means:

        (a) for an arms length sale of any Product means the gross amount invoiced by Praxis, or its Affiliates less the following:

               (i) transport and insurance related charges actually allowed and taken;

               (ii) trade,  quantity  or  cash  discounts  or  rebates  actually allowed and taken;

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ANUTECH Pty Ltd                                   Praxis Pharmaceuticals Inc

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               (iii)credits  or  allowances  given or made on  account  of price adjustments, recalls or destruction requested or made by an appropriate government agency; and

               (iv) any tax (excluding  income tax),  excise or other government charge upon or measured by the sale, transportation, delivery or use of the Product which is actually incurred by the seller.

        (b) for a non-arms length sale, means the highest of the most recent Net Sales at which Praxis, its Affiliates, its subsidiaries, joint venturers licensees or agents has sold similar quantities of Products in an arms length sale.

        "PRODUCTS" means any matter, article or thing which incorporates or arises from the whole or partial use of ANU Intellectual Property or Results.

        "RESULTS" means all Intellectual Property, materials (including substances, compounds, biological material, products, samples and devices) in whatever form and information however known or recorded (including trade secrets, processes, techniques, designs, plans, data, test results, findings, evaluations and reports) generated as a result of any exploitation of or in any connection with any research and development conducted at the ANU within the Field.

        "SUBLICENSE FEES" means all payments to Praxis in consideration for rights to the ANU Intellectual Property, Results and Products pursuant to a sublicence, assignment, joint venture, strategic alliance or other arrangement.

        Sublicence Fees shall not include:

        (a) fees for research and development undertaken by Praxis including for example preclinical research and clinical studies; nor

        (b) the royalty percentage above that is required to be paid by Praxis pursuant to clause 3 (License Consideration).

1.2 In this Agreement unless the contrary intention appears:


        (a) a reference to a clause, schedule, attachment, annexure or appendix is a reference to a clause of or schedule, attachment, annexure or appendix to this Agreement and references to this Agreement include any recital, schedule annexure, attachment, or appendix;

        (b) a reference to this Agreement or another instrument includes any variation or replacement of either of them;

        (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

        (d) the singular includes the plural and vice versa;

        (e) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

        (f) if an event must occur on a stipulated day which is not a business day, then the stipulated day will be taken to be the next business day;

        (g) headings are inserted for convenience and do not affect the interpretation of this Agreement;

        (h) words importing any one gender shall mean and include masculine, feminine and/or neuter where appropriate;

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

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        (i) words importing  natural persons shall (where  appropriate) mean and include corporations and unincorporated associations and vice versa;

        (j) schedules and attachments form part of and are incorporated in this Agreement.

        (k) no provision of this Agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision; and

        (l) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any government, governmental, administrative, judicial or semi-governmental agency or body.


1.3 For the avoidance of doubt the recitals to this Agreement shall form part of this Agreement and in the event of any inconsistency between the recitals and the other provisions of this Agreement the other provisions of this Agreement shall prevail.


GRANT OF LICENCE

1.4 ANUTECH grants to Praxis an exclusive, worldwide licence to use and exploit the ANU Intellectual Property and Results within the Field, including the right to sublicense pursuant to clause 6 (Right to Sublicense).


LICENCE CONSIDERATION

1.5   In consideration for the grant of the licence Praxis will pay to ANUTECH:

        a)  a 4% royalty on Net Sales of Products by Praxis;

        b) 50% of all royalty income on Net Sales of Products received from sublicensees;

        c)  15% of all  Sublicence  Fees.

        d) ANUTECH shall maintain the right to hold 300,000 shares issued to ANUTECH 31 March 1999. These shares will be held in escrow for a period of 12 months from the date of issue.

1.6 The obligation in clause 3.1 survives the termination of the licence in clause 2.1 or this Agreement.


LICENCE TERM

1.7 The Licence in clause 2.1 commences upon the Commencement Date and ends on the expiration of the last to expire of the patents covered by this Agreement, unless otherwise earlier terminated pursuant to clause 5 (Performance of Praxis) or clause 18 (Termination).


PERFORMANCE OF PRAXIS

1.8 If Praxis fails to comply with the following performance milestones, ANUTECH has at its election the right to terminate this Agreement in accordance with clause 18(Termination).

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

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1.9   Commercialisation milestones

        a) Praxis shall use best efforts to commercialise the ANU Intellectual Property and Results by undertaking an ongoing and active research, developmental, manufacturing, marketing, licensing or capital raising program, as appropriate, directed toward the exploitation of the ANU Intellectual Property and Results within the Field.

        b) Part of these best efforts includes Praxis providing to ANUTECH as soon as practicable a business plan (and any updates thereafter) which addresses Praxis's capacities, objectives and strategies for such a commercialisation program.

        c) Praxis shall also provide ANUTECH with an annual written report (on the anniversary of the Commencement Date) on its progress towards achieving these commercialisation milestones.


RIGHT TO SUBLICENSE

1.10 ANUTECH grants to Praxis the right to sublicence ANU Intellectual Property and Results within the Field, subject to:

        a)  the  prior   written   approval  of  ANUTECH   which  shall  not  be
            unreasonably withheld;

        b) the sublicensee being bound to similar terms as contained in this Agreement; and

        c) the royalty and Sublicence Fee stream provided for in clause 3 (Licence Consideration) are reserved.


GST

1.11 The parties acknowledge that this Agreement, including all pricing and compensation terms, whether by way of reimbursement, indemnity or otherwise has been drafted without taking into account the effect, if any, of GST. The following principles apply when determining the amount (including royalties) payable (the Payment) for any rights, services, or any other thing granted or supplied pursuant to this Agreement.


1.12 If GST is payable in relation to the granting of rights, supply of services or any other thing, the Payment will be the consideration specified herein plus GST (if any).


1.13 If the Payment is determined by reference to any cost, expense or liability incurred by a party (the Payee), the reference to cost, expense or liability means the actual amount incurred by the Payee less the amount of any GST input tax credit the Payee is entitled to claim in respect of that cost, expense or liability. The Payee will be assumed to be entitled to claim full input tax credits unless it demonstrates that its entitlement is otherwise prior to the date on which the Payment must be made.


1.14 If the Payment is a reimbursement or indemnification of a loss determined (including a percentage of sales revenue) by reference to revenue received and costs incurred, the revenue will be the revenue earned net of GST and the costs will be determined in accordance with clause 7.3.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

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1.15    If a party sets off an amount  otherwise  payable under this  Agreement, the principles set out above shall be applied to calculate the amount to be set off as if that amount had been paid.


1.16 Each party agrees to do all things, including providing invoices or other documentation containing stipulated information, that may be necessary or desirable to enable or assist the other party to claim any credit, set off, rebate or refund in relation to any GST included in any payment made under this Agreement.



OWNERSHIP

1.17 The following shall be owned by the ANU and licensed to Praxis pursuant to the terms of this Agreement:

        a)  improvements to ANU Intellectual Property ; and

        b) new patents and patent applications arising from the use of ANU Intellectual Property.


PROTECTION OF PATENTS

1.18 With respect to the existing ANU Intellectual Property patents and patent applications:

        a) the parties shall cooperate in the prosecution and maintenance of the patents and patent applications with the relevant patent offices;

        b) from the Commencement Date, one third of any past and future costs and expenses incurred in their filing, maintenance and renewal shall be borne by Praxis;

        c) Praxis may select the countries in which patent applications are to be filed in the name of the ANU; and

        d) if Praxis decides not to request patent protection for an invention in any country, ANU may file or maintain at its own cost patent applications which Praxis has declined to file or maintain, and such patent applications or granted patents shall lie outside the provision of this Agreement.

1.19 With respect to any new patentable inventions arising from the Results and use of ANU Intellectual Property:

        a)  Praxis  may  request   ANUTECH  to  file  and   prosecute  a  patent
            application, in ANU's name, for the invention or agree to treat the invention as a trade secret;

        b) the parties shall cooperate in the prosecution and maintenance of the patents and patent applications with the relevant patent offices;

        c) all costs and expenses incurred in filing, maintaining and renewing the patents and patent applications shall be borne by Praxis; d) Praxis may select the countries in which patent applications are to be filed in the name of the ANU; and

        e) if Praxis decides not to request patent protection for an invention in any country, ANU may file or maintain at its own cost patent applications which Praxis has declined to file or maintain, and such patent applications or granted patents shall lie outside the provision of this Agreement.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

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INFRINGEMENT AND ENFORCEMENT OF PATENTS

1.20  Infringement

        In the event of any patent, the subject of this Agreement, being infringed Praxis may at its own cost and in its own name litigate such infringement and may settle or compromise such litigation in such a manner as Praxis shall determine provided that Praxis shall consult with ANUTECH in good faith in relation to those proceedings.

1.21  Enforcement

        In the event that litigation is taken or threatened by a third party against any rights associated with any patents the subject of this Agreement, the parties shall consult in good faith and use their best endeavours mutually to determine the manner in which these proceedings are to be defended or resisted and to act accordingly provided always that the parties shall first seek the opinion of counsel experienced in such matters.

1.22 In any litigation, ANUTECH shall cooperate with Praxis in making available all relevant records, papers, information and the like which may be relevant and in its possession.

1.23 Nothing herein shall preclude ANUTECH from defending or pursuing any such actions.



REPORTS, PAYMENTS AND ACCOUNTING

1.24 Within 30 days after the first day of January, April, July and October of each year, Praxis shall provide to ANUTECH a true and accurate royalty report. This royalty report will cover payments due under clause 3 (Licence Consideration) and specify:

        a) the total quantity of Products sold or provided by it and by its sublicensees;

        b)  the Net Sales price at which the Products were sold or provided;

        c)  the calculation of the royalty due;

        d)  the total royalties so calculated and due to ANUTECH; and

        e)  the amount of Sublicence Fees and the royalty due.

1.25 For the term of this Agreement and simultaneous with the delivery of each such royalty report, Praxis shall pay to ANUTECH the royalty and any other payments due under this Agreement for the period covered by such report.


        Praxis shall be responsible for all payments that are due to ANUTECH but have not been paid by Praxis' sublicensees to Praxis.

1.26    All payments hereunder by Praxis shall be payable in Australian Dollars.


1.27 During the term of this Agreement, Praxis shall keep complete and accurate records of its and its sublicensees sales of Products and Sublicence Fees in sufficient detail to enable compliance with its obligations under this Agreement to be verified.


1.28 Praxis shall permit ANUTECH or its representatives, at ANUTECH's expense, to periodically examine its books, ledgers and records during business hours and with 48 hours notice for the purpose of and to the extent necessary to ensure that Praxis has complied, and is complying, with its obligations under this Agreement.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

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1.29    In the event that the  difference  between the amount of royalty due and the amount of royalty actually paid exceeds 5% then Praxis shall pay the amount of the underpayment plus the cost of such examination.


1.30 If Praxis fails to pay ANUTECH an amount due under this Agreement, Praxis shall upon notification pay to ANUTECH the amount owing together with interest, such interest to be at the rate applicable to overdrafts charged by the Commonwealth Bank of Australia at the date of payment, calculated daily from the due date or the date the shortfall in payment was effective, as the case may be. The payment of such interest shall not preclude ANUTECH from exercising any other rights it may have because any payment is overdue.



CONFIDENTIALITY

1.31 The parties acknowledge that the Confidential Information is valuable to the party in question and each party undertakes to keep the Confidential Information secret and to protect and preserve the confidential nature and secrecy of the Confidential Information.


1.32 The recipient of Confidential Information must:

     1.33  keep it confidential;

     1.34 use it only for the purposes of the Agreement; 1.35 not disclose it to any person other than:

        (a) to those of the recipient's employees or legal advisers who have a need to know and who have first been directed and have undertaken orally or in writing to keep it confidential; or

        (b) to other people, such as contractors, visitors and agents who have a need to know and who have agreed in writing to keep it confidential in accordance with this Agreement

     1.36 not copy it or any part of it other than as strictly necessary for the purposes of this Agreement and must mark any such copy "Confidential";

     1.37 promptly comply with any request by the discloser to return or destroy any or all copies of Confidential Information; and

     1.38 implement security practices against any unauthorised copying, use or disclosure of the Confidential Information.

1.39  Each party shall take:

        a)  reasonable  efforts  to ensure  that any  person  who has  access to
            Confidential   Information  does  not  make  any  unauthorised  use,
            reproduction or disclosure of that information; and

        b) reasonable steps to enforce the confidentiality obligations imposed or required to be imposed by this agreement, including diligently prosecuting at its cost any breach or threatened breach of such confidentiality obligations by a person to whom it has disclosed Confidential Information and, where appropriate, making applications for interim or interlocutory relief.

1.40 The provisions of this clause 12 shall continue to have effect for a period of four (4) years after termination or expiry of this Agreement.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

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1.41    Upon the  termination  or  expiry of this  agreement  the  recipient  of
        Confidential Information shall deliver (or with the discloser's prior consent, destroy or erase) to the discloser all material forms of Confidential Information in its or its representatives possession, power or control. The return of Confidential Information under this clause does not release either party or their representatives from their confidentiality obligations under this clause.


PUBLICATION

1.42 If ANUTECH or its employees or agents wish to publish or otherwise disclose any information contained in the ANU Intellectual Property or Results, other than in accordance with clause 12 (Confidentiality), including by way of written disclosure or any oral disclosure at any seminar, lecture or other meeting ("Publication"), the following procedures shall be observed:


        (a) ANUTECH shall submit the Publication to Praxis 30 days prior to disclosure;

        (b) within the 30 day period Praxis will consider whether to agree to the Publication and shall advise ANUTECH what part (if any) of the information it does not wish published;

        (c) if Praxis does not advise ANUTECH within the 30 day period that it objects to the Publication it shall be deemed to have consented to the Publication;

        (d) if Praxis does advise ANUTECH of its objection then the information in question will not be published:

            (i) until the date upon which the complete Australian specification in relation thereto becomes open to public inspection at the Australian Patents Office; and

            (ii) in the case of information which is not patentable or which it is not proposed to patent, for so long as further confidential research or development work or potential or actual commercial exploitation is being actively pursued in relation thereto but in any case not to exceed 2 years;

        (e) where appropriate, ANUTECH will make proper acknowledgment of Praxis.


USE OF NAME

1.43 Any proposed use of a party's name by the other in any published material (including prospectus information) must be approved by the other party in writing prior to release of that published material.


INDEMNITY AND INSURANCE

1.44 Praxis hereby agrees to defend, indemnify and hold harmless ANUTECH, ANU and their employees from and against any and all demands, claims, liabilities, damages, costs and expenses which may be brought against or incurred by ANUTECH, ANU and their employees as a result of the use to which Praxis or its sublicensees make of the ANU Intellectual Property, Results and Products the subject of the licence granted in this Agreement, other than to the extent (if any) that the same are caused solely by the gross negligence of ANUTECH, ANU or of any of their employees.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

        The indemnity above shall also apply to actions that may arise out of the capital raising that Praxis undertakes for the purposes of this Agreement.

1.45 From the date that any Product arising out of the ANU Intellectual Property is first applied for human use (and for the term or foreseeable term of the human use) Praxis undertakes to hold product liability insurance to the value of at least $5,000,000.00 .


1.46 Praxis shall at all times maintain in full force and effect general liability insurance with limits of not less than $5,000,000.00.

1.47 Such policies shall name ANUTECH and the ANU as additional insureds and shall be purchased from a reputable insurer. Certificates evidencing the coverage shall be provided to ANUTECH.



WARRANTIES

1.48  Right to enter Agreement


        Each Party hereby warrants to the other that it has the full right, power, authority and liberty to enter into this Agreement and to perform all of its respective duties and obligations hereunder. Each party warrants to the other that it is not under any other duty or obligation which is contrary to or inconsistent with any of its duties and obligations hereunder.

1.49  No contrary agreements


        Each party hereby warrants to the other that it will not enter into any agreement, arrangement or understanding with any third party which is contrary to or inconsistent with any of that party's rights, duties and obligations under this Agreement.

1.50  Status of ANUTECH


        ANUTECH warrants and covenants that it enters into this Agreement as agent for and on behalf of ANU having full power and authority so to do, and with the express consent of ANU, to the intent that each and every of the warranties, covenants, terms and conditions of this Agreement are given by and bind both ANUTECH in its own right and ANU.

1.51  Due diligence


        Praxis warrants that it has undertaken a due diligence examination of the ANU Intellectual Property licensed in this agreement and warrants that it satisfied itself as to ANU's rights to and the validity of the ANU Intellectual Property, in particular the patents and patent applications set out in Schedule 1.

1.52  ANU Intellectual Property


        To the best of its knowledge ANUTECH warrants and covenants that in respect of ANU Intellectual Property either:

        (a) ANU is the sole legal and beneficial owner; or

        (b) ANU has such rights to the ANU Intellectual Property, as will enable ANUTECH to perform its obligations under this Agreement.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

        ANUTECH makes no warranty as to whether the US Patent 5520926 (and corresponding international patents or applications) in the name of British Technology Group Limited infringes the ANU Intellectual Property.

1.53   Results achieving purpose


        ANUTECH makes no representations or warranties as to the accuracy or completeness of the Results generated by ANUTECH, or their capability to achieve a particular purpose.

1.54  Fundamental Terms


        Each party acknowledges that the warranties contained in this clause 16 (Warranties) are fundamental terms of this Agreement.


ASSIGNMENT, TRANSFER

1.55 This Agreement may not be assigned or otherwise transferred by Praxis without the prior written consent of ANUTECH. An assignment is deemed to include a change in greater than 50% beneficial ownership of shares in Praxis with the exception of such a change in share holding in Praxis through capital raising.


1.56 Any permitted assignee shall assume all obligations of its assignor under this Agreement.


1.57 No assignment shall relieve Praxis of responsibility for the performance of any accrued obligation(s) which Praxis then has hereunder.



TERMINATION

1.58 A party may terminate this Agreement upon 30 days written notice to the other party on the occurrence of any of the following by the other party:

        a) upon or after the bankruptcy, insolvency, dissolution or winding up of such party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

        b) the failure of such party to comply with its obligations under this agreement, if such default is not cured (if capable of being cured) within 30 days of the party not in default giving notice of the default; or

        c) if the representations and warranties made under this Agreement prove inaccurate or false in any material respect.

1.59 Without limiting clause 18.1 (b), ANUTECH may terminate this Agreement upon 30 days written notice to Praxis in the event Praxis:

        a) fails to make any payment which is due and payable pursuant to this Agreement and such payment remains unpaid for more than 30 days; or

        b) fails to achieve any of the performance milestones in accordance with clause 5 and is demonstrated not to be making best efforts in attempting to achieve these milestones and such default is not cured (if capable of being cured) within 90 days of ANUTECH giving notice of the default.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

1.60 The provisions of this clause 18 and clauses 3.1 (Licence Consideration) 12 (Confidentiality), 11 (Reports, Payments and Accounting), 15 (Indemnity and Insurance, 19.12 (Governing Law) and19.9 (Dispute Resolution) shall continue in full force and effect notwithstanding the termination, any alterations or additions to the other provisions of this Agreement.

1.61 Upon termination of this Agreement and except as otherwise expressly provided:

        a) any rights or obligations of a party which may have arisen or accrued prior to termination shall not be affected;

        b) all licences granted to Praxis under the terms of this Agreement shall terminate and Praxis shall cease its exploitation of the relevant intellectual property other than provided for in clause
            18.4 (d);

        c) Praxis shall promptly pay to ANUTECH any amounts due under the terms of this Agreement including royalties and Sublicence Fees which have accrued as of the date of termination; d) Praxis may sell all inventory of the Product that it may have on hand at the date of termination provided that it pays royalties as provided in this Agreement.

1.62 If any party terminates the Agreement and sublicensees are not then in default under the terms of their sublicence agreements hereunder, ANUTECH shall have the right (but not the obligation) to assume and continue sublicence agreements with payments thereunder being made by the sublicensees directly to ANUTECH without any further obligations on the part of Praxis with respect thereto.

1.63 Waiver by either party of any breach (or a succession of breaches) of any one or more of the provisions of this Agreement shall not deprive such party of any right to terminate this Agreement pursuant to the terms of this clause 18 upon the occasion of any subsequent breach.


MISCELLANEOUS PROVISIONS

1.64  Binding obligations


        The duties and obligations imposed and the benefits conferred by this Agreement are to be binding upon and to enure to the parties and to their respective successors and permitted assigns.

1.65  Other instruments


        Each party shall prepare and execute such other instruments and documents and do such other acts and things as may be necessary or desirable to ensure each party has such rights and interest as are contemplated for it by this Agreement or as may be necessary or desirable to give full effect to the provisions of this Agreement.

1.66  Whole Agreement


        This Agreement combines the whole understanding of the Parties relating to its subject matter and it supersedes and cancels any and all agreements, understandings or commitments made by the same Parties with respect to the same subject matter. Any purported representations, warranties or other promises of the Parties not recorded in it are of no effect.

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

1.67  Amendment

        The variation or waiver of a provision of this Agreement or a Party's consent to a departure from a provision by another Party, will be ineffective unless in writing executed by the Parties. The requirements concerning variation or waiver apply to this clause itself.

1.68  No waiver

        No waiver by either party of any breach (or a succession of breaches) of any one or more of the provisions of this Agreement by the other party shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

1.69  Illegality

        If any provision of this Agreement shall be construed so as to be illegal or invalid the legality or the validity of any other provision shall not be affected thereby. Any legal or invalid provisions shall be severable and all other provisions shall remain in full force and effect.

1.70  Notices

        A party notifying or giving notice under this Agreement must notify

        (a) in writing;

        (b) addressed to the address of the recipients specified below or as altered by notice given in accordance with this clause; and

        (c) delivered by hand, facsimile, registered mail or post.

       A notice shall be deemed received:

        (a) if hand delivered on the date of delivery

        (b) if sent by facsimile on generation of an acknowledgment that the transmission has been successfully completed,

        (c) if sent by registered mail on acknowledgment of receipt by or on behalf of the recipient

        (d) if dispatched by post, after 5 days including day of posting.

        If a notice is received on a day other than a business day or after 4.30 pm on a business day, then it is deemed received on the next business day.

        Notice addresses


        ANUTECH Pty Ltd                 Praxis Pharmaceuticals Inc.
        GPO Box 4                       GPO Box 1978
        CANBERRA  ACT 2601              Canberra  ACT 2601
        or
        ANUTECH Court
        Cnr. Barry Drive and Daley Road and
        ACTION  ACT 2601
                                        Suite 600, 595 Hornby Street, Vancouver,
        Facsimile 02 6257 1433          BC, Canada
                                        Facsimile: 1 (604)646 5649

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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

1.1   Force Majeure


        No party shall be responsible or liable to any other party for, nor shall this Agreement be terminated as a result of any party's failure to perform any of its obligations hereunder, with the exception of payment of monies due and owing, if such failure results from circumstances beyond the control of such party, including, without limitation, requisition by any government authority or the effect of any statute, ordinance or governmental order or regulations, wars, strikes, lockouts, riots, epidemic disease, act of god, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or suppliers, or any other circumstances, whether or not similar to the above causes. The parties shall use reasonable efforts to avoid or remove any such causes and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided however that the foregoing shall not be construed to require a party to settle any labour dispute or to commence, continue or settle any litigation.

        If after six months the force majeure continues, the Parties must meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution of the problem.

1.2   Dispute resolution


        If a dispute arises between the Parties out of or relating to this Agreement (the "Dispute"), any Party seeking to resolve the Dispute must do so strictly in accordance with the provisions of this clause. Compliance with this clause is a condition precedent to seeking relief in any court or tribunal in respect of the Dispute.

        A Party seeking to resolve the Dispute must notify the existence and nature of the Dispute to the other Party ("the Notification"). Upon receipt of a Notification the Parties must refer resolution of the Dispute to their respective chief executive officers or their nominees.

        If the Dispute has not been resolved within thirty (30) days of receipt of the Notification then any Party may refer the Dispute to the Australian Commercial Dispute Centre Limited ("ACDC") for mediation. The parties must negotiate in good faith, and in accordance with the Conciliation Rules of ACDC, to resolve the Dispute.

        If the Dispute has not been resolved within sixty (60) days of referral to ACDC either Party is free to initiate proceedings in a court.

1.3   Stamp Duty


        All stamp duty levied upon this agreement shall be paid by Praxis.

1.4   Costs


        Each Party agrees to bear its own legal and other costs and expenses in connection with the preparation and execution of this Agreement and of other related documentation.

1.5   Governing law


        This Agreement shall be construed in accordance with and governed by the laws of the Australian Capital Territory, Australia, and the parties hereby submit themselves to the jurisdiction of the courts in and of that Territory.


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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

TERMINATION OF LICENCE AND RESEARCH & DEVELOPMENT AGREEMENT

1.6 The parties entered into a Licence and Research & Development Agreement dated 27 October 1997 and an Addendum to the Licence and Research & Development Agreement dated 8 October 1998 ("Licence and R&D Agreement").

1.7 The parties have agreed to end the Licence and R&D Agreement by mutual agreement with effect from the Commencement Date of this Agreement.

1.8 With effect from the Commencement Date of this Agreement:

        (a) the parties agree that the Licence and R&D Agreement is terminated; and

        (b) each party permanently releases each other party from any actions, suits, causes of action, arbitration, debts, dues, costs, claims, demands, verdicts and judgments, either at law or in equity or arising under statute ("Claims") which but for their entry into this termination, they or any of them have or may have against each other arising from or in connection with the early termination of the Licence and R&D Agreement.

1.9   Each party must:

        (a) use its best efforts to do all things necessary or desirable to give full effect to this termination; and

        (b) refrain from doing anything that might hinder performance of this termination.



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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

   IN WITNESS: this Agreement shall be duly executed and shall commence from the Commencement Date:-



   The COMMON SEAL of                             )
   PRAXIS PHARMACEUTICALS INC                     )
   was hereunto affixed in accordance             )
   with its constitution in the presence of:      )




   /S/ BRETT CHARLTON                            /S W.B. COWDEN
   Director/Secretary                            Director



   BRETT CHARLTON                                W.B. COWDEN
   Name                                          Name









   The COMMON SEAL of                             )
   ANUTECH PTY LIMITED                            )
   was hereunto affixed in accordance             )
   with its constitution in the presence of:      )






   /S/ T. SARTESCHI                              /S/ JOHN D. BELL
   Director/Secretary                            Director

   T. SARTESCHI
   COMPANY SECRETARY                             John D. Bell
   ANUTECH PTY LTD                               MANAGING DIRECTOR
   Name                                          Name














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ANUTECH Pty Ltd                                       Praxis Pharmaceuticals Inc

SCHEDULE 1 - ANU INTELLECTUAL PROPERTY


PHOSPHOSUGAR-BASED ANTI-INFLAMMATORY AND/OR IMMUNOSUPPRESSIVE DRUGS

o  International Application No. PCT/AU89/00350
o  Inventors - William Cowden, Christopher Parish, David Willenborg
o Priority date - 18 August 1988 o International filing date - 18 August 1989 o ANUTECH reference 140

COUNTRY            APPLICATION NO.    PATENT NO.         STATUS
Australia          41875/89           627500             granted
Europe             89909685.3         0429522            granted
Japan              509079/89                             request examination
USA                988001             5506210*           granted
USA-continuation   discontinued

* date of grant = 9 April 1996


NOVEL PHOSPHOSUGARS AND PHOSPHOSUGAR-CONTAINING COMPOUNDS HAVING
ANTIINFLAMMATORY ACTIVITY

o  Inventors - William Cowden, Christopher Parish, David Willenborg
o  Priority date - 18 October 1996
o  ANUTECH reference 278

COUNTRY            APPLICATION NO.    PATENT NO.         STATUS
Australia          PO3098/96
INT                                                      on 18 October 1997